Exhibit 10.11
AMENDED AND RESTATED
INTEGRATED PRODUCTION SERVICES, INC.
2003 PARCHMAN RESTRICTED STOCK PLAN
     1. ESTABLISHMENT AND EFFECTIVENESS OF PLAN. The Company establishes the Integrated Production Services, Inc. 2003 Parchman Restricted Stock Plan as set forth herein. Restricted Stock Awards granted under the Plan shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time. The Plan amends and restates in its entirety the Parchman 2003 Restricted Stock Plan (the “Original Plan”). The Company, Parchman Acquisition Corp., (“Merger Sub”) and Parchman Energy Group, Inc. (“Parchman”) have entered into an Agreement and Plan of Merger dated as of a date in January 2005, whereby it is contemplated that Parchman will merge (the “Merger”) with and into Merger Sub and each share of common stock, par value $.001 per share, of Parchman (“Parchman Common Stock”) will be converted into, among other things, the number of shares of Common Stock, par value $.01 per share, of the Company (“Company Common Stock”) equal to the quotient of 2,000,000 divided by the number of shares of Parchman Common Stock issued and outstanding immediately prior to the Merger (rounded down to the nearest whole share). In anticipation of the consummation of the Plan, the Board of the Company, the holders of a majority of the Company Common Stock and all the current holders of Restricted Stock Plan, have approved this Plan which shall become effective upon the effectiveness of the Merger and shall remain in effect as long as Restricted Stock Awards remain outstanding hereunder. If the Merger is not consummated on or before January 31, 2005, this Plan shall terminate and shall have no force and effect and the Original Plan shall remain in effect. If the Merger is consummated on or before January 31, 2005, then the Original Plan shall be completely superceded in its entirety by this Plan. Also, in anticipation of the consummation of the Merger, each holder of an outstanding Restricted Stock Award under the Original Plan has executed and delivered an Amended and Restated Restricted Stock Agreement which will supercede in its entirety the original Restricted Stock Award issued under the Original Plan if the Merger is consummated and this Plan becomes effective.
     2. PURPOSE. The purposes of the Plan are (i) to attract and retain for the Company the best available personnel, (ii) to provide performance incentives to Employees and to increase their interest in the Company’s welfare, and (iii) to promote the success of the business of the Company.
     3. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:
     (a) “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, and (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.
     (b) “Award” means any Restricted Stock Award granted under the Plan, whether granted singly or in combination, to a Grantor pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

     (c) “Board” means the Board of Directors of the Company.
     (d) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than SCF is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 80 percent or more of the combined voting power of the Company’s then outstanding equity securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Company or any successor to the Company unless a majority of the Board has approved of the Transaction prior to its consummation; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation (x) less than a majority of the outstanding voting securities of the surviving or resulting corporation shall be owned immediately following such merger or consolidation in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation and (y) SCF shall fail to own, directly or indirectly, immediately following such merger or consolidation, equity securities of the surviving or resulting corporation representing at least 15 percent of the voting power of such corporation’s then outstanding equity securities; or (iv) the Company transfers substantially all of its assets to another corporation which immediately after such sale is neither (x) controlled by the Company nor (y) is a corporation with respect to which SCF owns, directly or indirectly, equity securities of the corporation representing at least 15 percent of the voting power of such corporation’s outstanding equity securities. For purposes of this definition, the “resulting corporation” of a merger of the Company with a subsidiary of another corporation shall mean the parent corporation of such subsidiary. Notwithstanding anything to the contrary herein, the Merger shall not constitute a Change in Control.
     (e) “Chief Executive Officer” means the individual serving at any relevant time as the chief executive officer of the Company.
     (f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
     (g) “Committee” means the committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Committee” for purposes of the Plan shall mean the Chief Executive Officer provided that that Chief Executive Officer is a member of the Board and, if the Chief Executive Officer is not a member of the Board, then the term “Committee” for the purposes of the Plan shall mean the Board; provided, however, that if the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan. Notwithstanding the foregoing provisions, the Chief Executive Officer has the authority to grant Restricted Stock Awards to certain Employees, as described in Section 6 of this Plan.

     (h) “Common Stock” means the Common Stock, $.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).
     (i) “Company” means Integrated Production Services, Inc., a Delaware corporation.
     (j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company to render consulting or advisory services to the Company and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.
     (k) “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in a particular Restricted Stock Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
     (l) “Director” means a member of the Board.
     (m) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     (n) “Employee” means any person, including an Officer or Director, who is employed by the Company or an Affiliate of the Company. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
     (p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, or reported on the Over the-Counter Bulletin Board published by the National Quotation Bureau, Inc., the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) or reported on the Over-the-Counter Bulletin Board on the day of determination (or if no such price or bid is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.
     (ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
     (q) “Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.
     (r) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (s) “Officer” means a person who is an “officer” of the Company or any Affiliate of the Company .
     (t) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (u) “Plan” means this Integrated Production Services, Inc. 2003 Parchman Restricted Stock Plan, as set forth herein and as it may be amended from time to time.
     (v) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.
     (w) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

     (x) “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 8(a) of this Plan and set forth in the related Restricted Stock Agreement.
     (y) “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.
     (z) “Restricted Stock Award” means an Award granted under Section 8 of this Plan of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.
     (aa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
     (bb) “SCF” means SCF IV, L.P., L.E. Simmons & Associates, Incorporated and their affiliates.
     (cc) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
     (dd) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
     (ee) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
     4. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan shall be Restricted Stock Awards.
     5. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 9(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 300,000 shares. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested, or (b) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.
     6. ELIGIBILITY. Awards may be granted to Employees, Officers, Directors, and Consultants. The Committee in its sole discretion shall select the recipients of Awards; provided, however, Awards may not be granted following the consummation of the Merger (it being the intent that the only Awards to be granted under this Plan are awards in substitution of the awards previously granted under the Original Plan).
     7. LIMITATION ON INDIVIDUAL AWARDS. The maximum number of shares of Common Stock that may be subject to Awards granted to any one person under the Plan shall not exceed 90,000 shares of Common Stock.
     8. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 8.
     (a) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.
     (b) Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 8 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock certificate until the

Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Award, including rules pertaining to the termination of the Grantee’s Continuous Service (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.
     (c) Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired and Grantee has satisfied all applicable federal, state and local income and employment tax withholding requirements. Each Restricted Stock Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.
     (d) Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Award Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.
     (e) Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.
     (f) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     (g) Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on termination of the Grantee’s Continuous Service during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine whether the Continuous Service of a Grantee has terminated and the date on which such Continuous Service terminates and whether the Grantee’s Continuous Service terminated as a result of the Disability of the Grantee.
     (h) Lapse of Forfeiture Restrictions in Certain Events; Committee’s Discretion.
     Notwithstanding the provisions of Section 8(g) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 8(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee.
     (i) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold applicable federal, state and local income and employment taxes with respect to the lapse of Forfeiture Restrictions applicable to Restricted Stock Awards. Prior to delivery of shares of Common Stock upon the lapse of Forfeitures Restrictions applicable to a Restricted Stock Award, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of all tax withholding obligations of the Company.
     9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
     (a) Capital Adjustments. The number of shares of Common Stock (or equity securities of another entity in the context of a merger or consolidation) covered by each outstanding Award granted under the Plan, the purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock (or other equity securities) resulting from a stock dividend, stock split, reverse stock split, combination, reclassification, merger, consolidation or similar change, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued with respect to any Award, and either (i) any fraction of a share of Common Stock (or other equity securities) that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock (or other equity securities) issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     (b) Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that the Company’s repurchase rights relating to an Award have not expired or the Forfeiture Restrictions have not lapsed, any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.
     (c) Change in Control. Unless specifically provided otherwise with respect to Change in Control events in a Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company, if, during the effectiveness of the Plan, a Change in Control occurs, the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow (or transferred from book entry with the Company’s transfer agent), if applicable, and delivered (subject to the Grantees’ satisfaction of the requirements of Section 8(i)) to the Grantees of the Awards free of any Forfeiture Restriction.
     10. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any shares of Common Stock acquired pursuant to an Award.
     11. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Restricted Stock Agreement, or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company to terminate such person’s Continuous Service at any time, with or without cause.

     12. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “retirement plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974, as amended.
     13. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Restricted Stock Agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including a Restricted Stock Agreement) signed by the Grantee and the Company.
     14. SHAREHOLDERS AGREEMENT. Every Grantee who receives shares of Common Stock pursuant to this Plan shall be subject to the terms of the Shareholders Agreement among the Company, SCF-IV, L.P., HSBC Capital (Canada) Inc. and certain other persons dated September 20, 2002, as the same may be amended or restated from time to time (the “Shareholders Agreement”). Any Restricted Stock Agreement shall provide that the Grantee specifically acknowledges and agrees that the Grantee is bound by the terms of the Shareholders Agreement when Common Stock is issued to such Grantee and agrees that, if requested by the Company at any time, the Grantee (or other person in whose name the Common Stock is registered) will immediately execute and deliver a counterpart execution page to the Shareholders Agreement to the Company also as to better evidence that the Grantee is a party thereto.
     15. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.
     16. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

     17. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.